EXHIBIT 1
                                    ---------

                             JOINT FILING AGREEMENT

             The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.001 par value per share, of Viewpoint Corporation is filed jointly, on behalf of each of them.

Dated:   March 9, 2001

                                            /s/ Paul P. Tanico
                                            ----------------------------
                                             Paul P. Tanico


                                            /s/ Ellen H. Adams
                                            ----------------------------
                                             Ellen H. Adams








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